EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: January 13, 2014	NEWQUEST CAPITAL MANAGEMENT (CAYMAN) LIMITED

	By:	/s/ Randhirsingh Juddoo
	Name:	Randhirsingh Juddoo
	Title:	Director

Date: January 13, 2014	NEWQUEST ASIA FUND I (G.P.) LTD.

	By:	/s/ Darren C. Massara
	Name:	Darren C. Massara
	Title:	Director

	By:	/s/ Randhirsingh Juddoo
	Name:	Randhirsingh Juddoo
	Title:	Director

Date: January 13, 2014	NEWQUEST ASIA FUND I, L.P.
By: NewQuest Asia Fund I (G.P.) Ltd.

	By:	/s/ Darren C. Massara
	Name:	Darren C. Massara
	Title:	Director

	By:	/s/ Randhirsingh Juddoo
	Name:	Randhirsingh Juddoo
	Title:	Director

Date: January 13, 2014	CPI BALLPARK INVESTMENTS LTD

	By:	/s/ Georges A Robert
	Name:	Georges A Robert
	Title:	Director

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: January 13, 2014	CHINA ENVIRONMENT FUND III, L.P.

By: China Environment Fund III Management, L.P., its general partner

By: China Environment Fund III Holdings Ltd., its general partner

	By:	/s/ Yun Pun Wong
Name: Yun Pun Wong
Title: Authorized Signatory

Date: January 13, 2014	CHINA ENVIRONMENT FUND III MANAGEMENT, L.P.

By: China Environment Fund III Holdings Ltd., its general partner

	By:	/s/ Yun Pun Wong
Name: Yun Pun Wong
Title: Authorized Signatory

Date: January 13, 2014	CHINA ENVIRONMENT FUND III HOLDINGS LTD.

	By:	/s/ Yun Pun Wong
Name: Yun Pun Wong
Title: Authorized Signatory

[SIGNATURE PAGE TO JOINT FILING AGREEMENT]